UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2003

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 Horton Street, Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A
(Former name or former address, if changed since last report)

This form 8-K/A amends the Form 8-K filed on July 23, 2003 to include the required financial statements and pro forma financial information and exhibits.

Item 2.                                   ACQUISITION OR DISPOSITION OF ASSETS.

On July 8, 2003, Chiron UK-1 Limited (“Chiron UK”), an indirect wholly-owned subsidiary of Chiron Corporation (“Chiron”), announced that its recommended cash offer for the entire issued and to be issued share capital of PowderJect Pharmaceuticals plc (“PowderJect”) for 550 pence per PowderJect ordinary share (the “Offer”) had been declared unconditional in all respects and would remain open for acceptance until further notice. The Offer was made pursuant to the offer document dated May 19, 2003. As of 10:00 a.m. New York City time on July 8, 2003, Chiron UK had acquired or agreed to acquire or had received valid acceptances of the Offer in respect of, in the aggregate, 83,069,483 PowderJect shares representing 90.07% of the existing issued share capital of PowderJect. The purchase price of 550 pence per PowderJect ordinary share was established by negotiation between Chiron and PowderJect prior to commencement of the Offer.

As of September 19, 2003, Chiron has paid $890.2 million to purchase all of the issued share capital of PowderJect.

The acquisition consideration has been paid by Chiron from its available cash and cash equivalents and through liquidation of certain of its long-term investments in marketable debt securities.

PowderJect, which is based in Oxford, United Kingdom, develops and commercializes vaccines. PowderJect’s portfolio of vaccine products includes vaccines for influenza, yellow fever, travel diarrhea and cholera, tuberculosis, polio and tetanus.

Item 7.                                   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

(a)                                  Financial statements of business acquired.

The audited consolidated financial statements of PowderJect Pharmaceuticals plc and subsidiaries (“PowderJect”) as of and for the year ended March 31, 2003, are included in Exhibit 13.1 and incorporated herein by reference.  Pursuant to Rule 3-05(b)(2)(ii) of Regulation S-X, audited financial statements of PowderJect are required only for the most recent fiscal year.

(b)                                 Pro forma financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2003.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2002.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Three Months Ended March 31, 2003.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

CHIRON CORPORATION AND POWDERJECT PHARMACEUTICALS PLC
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to Chiron’s acquisition of PowderJect for approximately $919.3 million.  The pro forma adjustments are based on Chiron’s cash offer for the entire issued and to be issued share capital of PowderJect, independent appraisals and estimates which are derived from available information and certain assumptions as described in the notes to the unaudited pro forma condensed combined financial statements.  Chiron’s management believes that the pro forma assumptions are reasonable under the current circumstances.

The unaudited pro forma condensed combined balance sheet as of March 31, 2003 has been prepared as if the acquisition of PowderJect had been consummated as of that date.  The unaudited pro forma condensed combined balance sheet data as of March 31, 2003 has been derived by combining the unaudited historical consolidated balance sheet of Chiron as of March 31, 2003 and the audited historical consolidated balance sheet of PowderJect as of March 31, 2003.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2002 and the three months ended March 31, 2003 give effect to the above transaction as if it occurred on January 1, 2002.  The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002 has been derived by combining the audited historical consolidated statement of operations of Chiron for the year ended December 31, 2002 with the audited historical consolidated statement of operations of PowderJect for the year ended March 31, 2003.  The unaudited pro forma condensed combined statement of operations data for the three months ended March 31, 2003 has been derived by combining the unaudited historical consolidated statement of operations of Chiron for the three months ended March 31, 2003 with the unaudited historical consolidated statement of operations of PowderJect for the three months ended March 31, 2003.

The acquisition of PowderJect has been accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to assets acquired and liabilities assumed based on fair values at the date of acquisition.  Although management believes that the fair values and allocation of the estimated purchase price are reasonable estimates, final purchase accounting adjustments may be made on the basis of ongoing evaluations.  As a result, the final allocation of the purchase price may differ from that presented and could impact future earnings.

The unaudited pro forma condensed combined financial statements do not reflect any incremental direct costs, including any restructuring charges to be recorded in connection with the acquisition, or potential cost savings, which may result from the consolidation of certain operations of Chiron and PowderJect.  Accordingly, the unaudited pro forma condensed combined financial statements are presented for illustrative purposes and not necessarily indicative of the results of operations or financial position of the combined company that would have occurred had the acquisition occurred at the beginning of each period presented or on the date indicated, nor are they necessarily indicative of future operating results or financial position.

We issued $500 million aggregate principal amount of our 1 5/8% Convertible Debentures due 2033 in a private placement on July 30, 2003.  We intend to use the net proceeds of this offering for general corporate purposes, including working capital, capital expenditures, acquisitions and stock repurchases.  Pending application of the proceeds, we intend to invest the proceeds in short-term investment grade securities.  The accompanying pro forma combined financial statements do not reflect the effects of this issuance.

CHIRON CORPORATION

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2003

(Unaudited)

(In thousands)

	Historical		Adjustments (Note 2)		Pro Forma Combined
	Chiron	PowderJect
ASSETS
Current Assets:

Cash and cash equivalents	$245,507	$133,660	$(245,507	) (a)	$133,660

Short-term investments in marketable debt securities	597,338	7,398	(597,338	) (a)	7,398

Total cash and short-term investments	842,845	141,058	(842,845)		141,058

Accounts receivable, net	266,915	15,330	—		282,245
Inventories	166,211	37,532	9,190	(b)	212,933
Other current assets	98,642	5,627	—		104,269
Total current assets	1,374,613	199,547	(833,655)		740,505
Non-current investments in marketable debt securities	436,759	—	(47,312	) (a)	389,447

Property, plant, equipment and leasehold improvements, net	387,539	86,736	(26,580	) (b)	447,695

Goodwill, net	240,914	12,047	(12,047	) (b)	612,249
			371,335	(c)
Other intangible assets, net	397,199	32,177	(32,177	) (b)	730,299
			333,100	(d)
Other non-current assets	131,028	13,603	(4,135	) (b)	140,496

	$2,968,052	$344,110	$(251,471)		$3,060,691

CHIRON CORPORATION

PRO FORMA CONDENSED COMBINED BALANCE SHEET (Continued)

AS OF MARCH 31, 2003

(Unaudited)

(In thousands)

	Historical		Adjustments (Note 2)		Pro Forma Combined
	Chiron	PowderJect
LIABILITIES AND STOCKHOLDERS’ EQUITY
Total current liabilities	$264,265	$79,843	$29,110	(f)	$373,218

Long-term debt	418,941	51,764	—		470,705
Non-current net deferred income tax liability	43,628	—	76,047	(e)	119,675
Other non-current liabilities	103,259	8,375	17,500	(o)	129,134

Total liabilities	830,093	139,982	122,657		1,092,732

Commitments and contingencies

Put options	18,394	—	—		18,394

Stockholders' equity:

Common stock	1,917	14,464	(14,464	) (g)	1,917
Additional paid-in-capital	2,450,717	277,812	(277,812	) (g)	2,450,717
Accumulated deficit	(166,280)	(99,832)	99,832	(g)	(336,280)
			(170,000	) (h)
Treasury stock, at cost	(215,835)	(1,047)	1,047	(g)	(215,835)
Other stockholders' equity	49,046	12,731	(12,731	) (g)	49,046
Total stockholders' equity	2,119,565	204,128	(374,128)		1,949,565

	$2,968,052	$344,110	$(251,471)		$3,060,691

CHIRON CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2002

(Unaudited)

(In thousands,  except per share amounts)

	Historical		Adjustments (Note 2)		Pro Forma Combined
	Chiron	PowderJect

Total revenues	$1,276,280	$236,844	$—		$1,513,124

Operating expenses:

Cost of sales	341,808	127,774	9,190	(m)	476,114
			(2,658	) (n)
Research and development	325,792	41,989	—		367,781
Selling, general and administrative	283,712	33,936	—		317,648
Other operating expenses	91,990	5,896	50,008	(i)	141,998
			(5,896	) (i)

Total operating expenses	1,043,302	209,595	50,644		1,303,541
Income from operations	232,978	27,249	(50,644)		209,583

Other income (expense), net	31,877	(474)	(23,411	) (j)	7,992
Income from continuing operations before income taxes	264,855	26,775	(74,055)		217,575

Provision for benefit of income taxes	(83,710)	(2,606)	24,323	(k)	(61,993)

Income from continuing operations	$181,145	$24,169	$(49,732)		$155,582

Per share data:
Basic earnings per share from continuing operations	$0.96				$0.82	(l)
Diluted earnings per share from continuing operations	$0.94				$0.81	(l)

Shares used in calculating basic per share amounts	188,792				188,792
Shares used in calculating diluted per share amounts	192,152				192,152

CHIRON CORPORATION

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2003
(Unaudited)
(In thousands, except per share amounts)

	Historical		Adjustments		Pro Forma
	Chiron	PowderJect	(Note 2)		Combined

Total revenues	$321,035	$53,548	$—		$374,583

Operating expenses:
Cost of sales	85,589	29,578	(665	) (n)	114,502
Research and development	82,130	13,453	—		95,583
Selling, general and administrative	73,042	10,873	—		83,915
Other operating expenses	9,304	1,474	12,005	(i)	21,309
			(1,474	) (i)
Total operating expenses	250,065	55,378	9,866		315,309

Income (loss) from operations	70,970	(1,830)	(9,866)		59,274

Other income (expense), net	10,456	(220)	(3,961	) (j)	6,275

Income (loss) from continuing operations before income taxes	81,426	(2,050)	(13,827)		65,549
(Provision for) benefit of income taxes	(20,357)	1,863	4,505	(k)	(13,989)
Income (loss) from continuing operations	$61,069	$(187)	$(9,322)		$51,560

Per share data:
Basic earnings per share from continuing operations	$0.33				$0.28	(l)
Diluted earnings per share from continuing operations	$0.32				$0.27	(l)

Shares used in calculating basic per share amounts	186,649				186,649
Shares used in calculating diluted per share amounts	189,687				189,687

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

1. Purchase Price Allocation

The estimated purchase price of $919.3 million consists of $890.2 million in cash payments for shares of PowderJect and $29.1 million in estimated direct transaction costs.

The estimated purchase price has been allocated to the tangible and intangible assets acquired, liabilities assumed and in-process research and development (“IPR&D”), with the excess purchase price being allocated to goodwill.  In accordance with generally accepted accounting principles in the United States, IPR&D will be expensed in Chiron’s third quarter of 2003.

The components and allocation of the estimated purchase price consisted of the following under the assumption the acquisition of PowderJect was consummated on March 31, 2003 (in thousands):

Consideration and direct transaction costs:
Cash paid for common stock and options on common stock	$890,157	(i)
Estimated direct transaction costs	29,110	(ii)
Total purchase price	$919,267

Allocation of purchase price:
Cash and cash equivalents	$133,660	(iv)
Short-term investments in marketable debt securities	7,398	(iv)
Accounts receivable, net	15,330	(iv)
Inventories	46,722	(iv)
Property, plant and equipment	60,156	(iv)
Other assets	15,095	(iv)
Current liabilities	(79,843	) (iv)
Long-term liabilities	(77,639	) (iv)
Deferred tax liability, net	(76,047	) (vii)
Goodwill	371,335	(vi)
Intangible assets	333,100	(v)
Write-off of in-process research and development	170,000	(iii)
Total purchase price	$919,267

(i)                                     As of July 8, 2003, there were approximately 83.1 million shares of PowderJect Common Stock tendered for purchase.  Subsequent to July 8, 2003, approximately 6.5 million shares of PowderJect Common Stock were tendered for purchase after the exercise of stock options.  The tendered shares were accepted for purchase in accordance with the terms of the Tender Offer, which is at 550 pence per share.  Approximately 8.9 million shares of PowderJect Common Stock not tendered were converted into the right to receive 550 pence per share.  As a result, Chiron paid $890.2 million to purchase the aggregate 98.5 million total shares of PowderJect Common Stock.

(ii)                                  Estimated direct transaction costs of $29.1 million to be incurred by Chiron relate principally to investment banking fees, legal, consulting, accounting, regulatory fees and taxes, printing and severance costs associated with the acquisition.

(iii)                               IPR&D represents the valuation of acquired, to-be-completed research projects.  IPR&D is determined using the income approach, which is based on the premise that the value of a security or asset is the present value of the future earning capacity that is available for distribution to the subject investors.  We performed a discounted cash flow analysis, utilizing anticipated revenues, expenses and net cash flow forecasts related to the associated technology.  Given the high risk associated with the development of new drugs, we probability adjust the revenue and expense forecasts to reflect the risk of advancement through the regulatory approval process based on the stage of development in the regulatory process.  Such a valuation requires significant estimates and assumptions.  We believe that fair value assigned to IPR&D is based on reasonable assumptions.  However, these assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur.  To assist in determining the value of the IPR&D, a third-party valuation was obtained as of the acquisition date.  The IPR&D will be written-off in the third quarter of 2003, because the research projects have no alternative future use.

(iv)                              Assets acquired and liabilities assumed are based on fair values and management assumptions at the acquisition date.

(v)                                 For purposes of preparing the unaudited pro forma condensed combined financial statements, the identifiable intangible assets acquired of $333.1 million are amortized as follows:

	Fair value (000's)	Useful life (years)	Weighted-average useful life
Developed technologies	323,400	1 to 15	11
Flu vaccine distribution agreements	6,100	1	1
Other intangible assets	3,600	4	4
Total intangible assets	333,100

(vi)                              In accordance with the provisions of Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets”, goodwill is not amortized in the accompanying pro forma condensed combined financial statements.

(vii)                           To reflect the net tax effect of purchase price adjustments above at a United Kingdom tax rate of 30%.

Certain amounts in the historical consolidated financial statements of Chiron and PowderJect have been reclassified to conform to the unaudited pro forma condensed combined financial statement presentation.  No adjustments were necessary to eliminate intercompany transactions and balances in the unaudited pro forma condensed combined financial statements, as there were no intercompany transactions or balances.

2. Pro Forma Adjustments

Pro forma adjustments giving effect to the acquisition in the unaudited pro forma condensed combined financial statements are as follows:

(a)                                  To reflect the cash payment out of cash and cash equivalents and the liquidation of investments in marketable debt securities to fund the purchase consideration as discussed in Note 1 (i) above.

(b)                                 To reflect the fair value adjustments to assets acquired and liabilities assumed.

(c)                                  To reflect the Goodwill originating in acquisition as discussed in Note 1 (vi) above.

(d)                                 To reflect the estimated fair value of identifiable intangible assets acquired as a result of this acquisition as discussed in Note 1 (v) above.

(e)                                  To reflect the net deferred tax liability resulting from purchase accounting.

(f)                                    To reflect the accrual of estimated direct transaction costs as discussed in Note 1 (ii) above.

(g)                                 To eliminate PowderJect’s stockholders’ equity.

(h)                                 To reflect the estimated IPR&D charge, as discussed in Note 1 (iii) above. This charge is excluded from the unaudited pro forma condensed combined statements of operations due to its nonrecurring nature.

(i)                                     To reflect the amortization of identifiable intangible assets as discussed in Note 1 (v) above. The reducing balance method, based on underlying estimated cash flows,  is used for a significant portion of Developed technologies. The straight-line basis is used for the remaining intangibles. In addition, the amortization of the prior PowderJect intangibles has been eliminated.

(j)                                     To reflect a reduction in interest income earned as a result of the approximate $890.2 million cash payment, assumed at an annual interest rate of 2.63% for the year ended December 31, 2002 and an annual interest rate of 1.78% for the three months ended March 31, 2003.

(k)                                  To reflect the tax effect of adjustments (i), (m) and (n) at 30% and (j) at 39%.

(l)                                     Earnings per share calculations are based on the weighted average number of shares of Chiron common stock and common equivalent shares outstanding for each period presented.

(m)                               To reflect increased cost of goods sold due to the fair value adjustment to inventory on acquisition effective January 1, 2002.

(n)                                 To reflect the decrease in depreciation expense due to the fair value adjustment to property, plant and equipment on acquisition effective January 1, 2002.  An average useful life of 10 years was used to calculate the adjustment.

(o)                                 To reflect the accrual of tail-end insurance liabilities assumed on acquisition.

(c)                                  Exhibits.

13.1                                                   Financial statements of PowderJect Pharmaceuticals plc and subsidiaries as of March 31, 2003 and for the year then ended.

23                                                            Consent of PricewaterhouseCoopers LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION

Date:	September 22, 2003	By:	/s/ William G. Green

William G. Green
Senior Vice President, General Counsel and Secretary